Exhibit 23.2

Deloitte & Touche LLP 555 Mission Street Suite 1400 San Francisco, CA 94105 USA Tel: +1 415 783 400 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024, relating to the financial statements of Life360, Inc. and the effectiveness of Life360, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Life360, Inc. for the year ended December 31, 2023.

San Francisco, California
February 29, 2024